UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

JA Energy

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 - Changes in Registrant's Certifying Accountant.

(a) Dismissal of AMC Auditings

On October 20, 2016 (the "Dismissal Date"), the Board of Directors of JA Energy (the “Registrant” or the “Company”) approved of the dismissal of AMC Auditing as the Registrant’s independent registered public accounting firm. AMC Auditing was engaged by the Company to perform an audit on its financial statements for the year ending August 31, 2016. However, no work was performed prior to its dismissal.

During the years ended August 31, 2015 and 2014 and through October 20, 2016, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided AMC Auditing with a copy of this disclosure and has requested that AMC Auditing furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Registrant will file the letter requested from AMC Auditing by amendment to this report when provided.

(b) Engagement of Michael T. Studer CPA P.C.

On October 20, 2016 (the "Engagement Date"), the Registrant's Board of Directors approved the appointment of and engaged Michael T. Studer CPA P.C., 111 West Sunrise Highway, Second Floor East, Freeport, N.Y. 11520, as the Registrant's independent registered public accounting firm. During the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Registrant nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA ENERGY Registrant

Date: October 24, 2015	/s/ Barry Hall_____
Name: Barry Hall
Title: CEO/CFO